                                                                  EXHIBIT 4.8(k)

AFTER RECORDING THIS
INSTRUMENT SHOULD BE
RETURNED TO:

James L. Morgan, Esq.
Henderson & Morgan, LLC
164 Hubbard Way, Suite B
Reno, NV  89502

         ____________________________________________________________

            SENIOR MORTGAGE, WITH ABSOLUTE ASSIGNMENT OF LEASES AND
            -------------------------------------------------------
                 RENTS, SECURITY AGREEMENT AND FIXTURE FILING
                 --------------------------------------------


     NOTICE: THIS MORTGAGE SECURES CREDIT IN THE INITIAL MAXIMUM PRINCIPAL AMOUNT OF ONE HUNDRED MILLION DOLLARS ($100,000,000.00), TOGETHER WITH:
     (i) INTEREST ON THE OUTSTANDING PORTION OF SAID PRINCIPAL AMOUNT; and (ii) OTHER AMOUNTS DESCRIBED HEREIN. THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING, ALL SUBJECT TO THE TERMS AND CONDITIONS OF THE CREDIT AGREEMENT AND THE NOTES THAT ARE REFERRED TO HEREIN. INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT RATES WHICH MAY FLUCTUATE FROM TIME TO TIME.

     THE PARTIES TO THIS SENIOR MORTGAGE, WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, made as of June 30, 1998 (this
                                                         -------
"Mortgage"), are EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation ("Mortgagor"), having its chief executive office at 2300 Empress Drive, Joliet, Illinois, 60436, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent Bank on behalf of the Lenders, the Swingline Lender and the L/C Issuer, all of which are defined and described in the Credit Agreement referred to below ("Mortgagee"), having an office at One East First Street, Reno, Nevada 89501.

                               ARTICLE 1. GRANT

     1.1  GRANT.  Upon the terms and conditions in this Mortgage, Mortgagor
          -----
irrevocably grants, bargains, sells, conveys, assigns, mortgages and warrants to Mortgagee, its successors and assigns, all of Mortgagor's right, title and interest in all of the real property located in the City of Joliet, County of Will, State of Illinois described on Exhibit A attached hereto and made a part
                                     ---------
hereof (the "Land"), together with and including, without limitation:

          (a) all right, title and interest of Mortgagor whether now owned or hereafter acquired, in or to any real property lying within the right of way of any street, open or proposed, which adjoins any of said Land and any and all sidewalks, bridges, elevated walkways, tunnels, alleys, strips and gores of real property adjacent to, connecting or used in connection with any of said Land (collectively, the "Adjacent Property");

          (b) all buildings, structures and all other improvements and fixtures that are, or that may be hereafter erected or placed on, or in, the Land and all right, title and interest of Mortgagor which is now owned or hereafter acquired, in or to, all buildings, structures and all other improvements and fixtures that are, or that may be hereafter, erected or placed on, or in, any of the Adjacent Property (collectively, the "Improvements");

          (c) the Vessels (which are defined by Article 4 below), to the extent that such Vessels are deemed to constitute real property under applicable law (to such extent, collectively referred to herein as, the "Vessel Real Property Interests");

          (d) all right, title and interest of Mortgagor, whether now owned or hereafter acquired in and to all of the present and future accretions, alluvions, avulsions, batture and other riparian rights in, to, and with respect to, the Des Plaines River (collectively, the "Riparian Rights");

          (e) all water rights and conditional water rights that are now, or may hereafter be, appurtenant to, used in connection with or intended for use in connection with the Land, the Adjacent Property, the Improvements, the Vessels and/or the Riparian Rights including, without limitation: (i) ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit; (ii) all rights with respect to groundwater underlying the Land or the Adjacent Property; (iii) any permit to construct any water well, water from which is intended to be used in connection with the Land, the Adjacent Property or the Vessels; and
     (iv) all of Mortgagor's right, title and interest under any decreed or pending plan of augmentation or water exchange plan (collectively, the "Water Rights", and together with the Land, the Adjacent Property, the Improvements, the Vessel Real Property Interests and the Riparian Rights, the "Real Estate");

          (f) all right, title and interest of Mortgagor in, and under, all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements now or hereafter relating to any of the Real Estate and all renewals, extensions, amendments, restatements and other modifications thereof (collectively, the "Real Property Leases") subject, however, to the absolute assignment given to Mortgagee in Article 3 hereof entitled Assignment of Leases and Payments, and to which Article this grant to Mortgagee is subject and subordinate;

          (g) all present and future rents, issues, products, earnings, revenues, payments, profits, royalties and other proceeds and income of the Real Estate, and of any activities conducted thereon or in connection therewith, regardless of whether such proceeds or income accrue by virtue of the Real Property Leases, or otherwise (collectively, the "Rents") subject, however, to the absolute assignment given to Mortgagee in Article 3 hereof entitled Assignment of Leases and Payments, and to which Article this grant to Mortgagor is subject and subordinate; and

          (h) all and singular the tenements, easements, hereditaments and appurtenances now, or hereafter, belonging to or in any wise appertaining to the Real Estate and/or the Rents and the reversion and reversions, remainder and remainders thereof and all the estate, right, title, interest or other claim which Mortgagor now has or hereafter may acquire of, in and to the Real Estate, the Real Property Leases, the Rents and/or any part thereof, with the appurtenances thereto (collectively, the "Other Interests").

The Real Estate, the Real Property Leases, the Rents and the Other Interests are hereinafter collectively referred to as the "Real Property".

          TO HAVE AND TO HOLD the Real Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, and its successors and assigns, in fee simple forever for the uses and purposes herein set forth subject only to the ECJC Permitted Encumbrances (as defined in the Credit Agreement).

     1.2  ADDRESS.  The address of the Real Property is: 2300 Empress Drive,
          -------
Joliet, Illinois. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Real Property.

     1.3  NON-AGRICULTURAL USE.  Mortgagor represents and warrants to Mortgagee
          --------------------
that the Real Property is not used principally for agricultural or farming purposes.

                        ARTICLE 2. OBLIGATIONS SECURED

     2.1  OBLIGATIONS SECURED.  Mortgagor makes this Mortgage for the purpose of
          -------------------
securing the following obligations (collectively, the "Secured Obligations"):

          (a) Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Credit Facility (as defined in the Credit Agreement), not to exceed One Hundred Million Dollars ($100,000,000.00) at any one time, all on a reducing revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Credit Facility (all including, without limitation, interest and other charges that would accrue on such obligations, but for the filing of a petition in bankruptcy with respect to Empress Entertainment, Inc., a Delaware corporation, Mortgagor, Empress Casino Hammond Corporation, an Indiana corporation (collectively, "Borrowers"), or any of them; and (iii) any other obligations of Borrowers, or any of them, under the RLC Note referred to below; all according to the terms of a Revolving Credit Promissory Note dated June 17, 1998 which is made by Borrowers and is payable to the order of Mortgagee according to the tenor and effect of said Revolving Credit Promissory Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter collectively referred to as the "RLC Note").

          (b) Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Swingline Facility (as defined in the Credit Agreement), not to exceed Five Million Dollars ($5,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Swingline Facility (all including, without limitation, interest and other charges that would accrue on such obligations, but for the filing of a petition in bankruptcy with respect to Borrowers, or any of them); and (iii) any other obligations of Borrowers, or any of them, under the S/L Note referred to below; all according to the terms of a Swingline Note dated June 17, 1998 which is made by Borrowers and is payable to the order of Mortgagee according to the tenor and effect of said Swingline Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter referred to as the "S/L Note", and together with the RLC Note, collectively referred to as the "Notes").

          (c) Payment and performance of every obligation, warranty, representation, covenant, promise and agreement of Borrowers, or any of them, contained in that certain Certificate and Indemnification Regarding Hazardous Substances, together with all extensions, renewals, amendments, restatements and other modifications thereof, which is executed by Empress Entertainment, Inc., and Empress Casino Hammond Corporation under date of June 17, 1998 and which is to be executed by Mortgagor on or before July 31, 1998.

          (d) Payment and performance of every obligation, covenant, promise and agreement of Mortgagor herein contained or incorporated herein by reference, including any sums paid or advanced by Mortgagee or any of the Banks (which are defined below) pursuant to the terms hereof.

          (e) Payment of the expenses and costs incurred or paid by Mortgagee or any of the Banks in the preservation and enforcement of the rights and remedies of Mortgagee and the duties and liabilities of Mortgagor hereunder, including, but not by way of limitation, reasonable attorney's fees, court costs, witness fees, expert witness fees, collection costs, and reasonable costs and expenses paid by Mortgagee or any of the Banks in performing for Mortgagor's account any obligation of said Mortgagor.

          (f) Payment of any sums which may hereafter be owing by Borrowers, or any of them, to any of the Banks or any of their affiliates, under the terms of any interest rate swap agreement, interest rate cap agreement, basis swap agreement, forward rate agreement, interest collar agreement or interest floor agreement to which Borrowers, or any of them, may be a party, or under any other agreement or arrangement to which Borrowers, or any of them, may be a party, which in each case is designed to protect Borrowers, or any of them, against fluctuations in interest rates or currency exchange rates with respect to any indebtedness secured by the Mortgage.

          (g) Payment of additional sums and interest thereon which may hereafter be loaned to Borrowers, or any of them, pursuant to the Credit Agreement when evidenced by a promissory note or notes which recite that this Mortgage is security therefor.

          (h) Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, contained in that certain Credit Agreement (the "Original Credit Agreement") executed under date of June 17, 1998 by Borrowers, the Lenders therein named (each, together with their respective successors and assigns, individually referred to herein as a "Lender" and collectively referred to herein as the "Lenders"), the Swingline Lender therein named (together with its successors and assigns, referred to herein as the "Swingline Lender"), the L/C Issuer therein named (together with its successors and assigns, referred to herein as the "L/C Issuer"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, the Swingline Lender and the L/C Issuer (referred to herein, in such capacity, together with its successors and assigns, as the "Agent Bank" and together with the Lenders, the Swingline Lender and the L/C Issuer, collectively referred to herein as the "Banks"), as well as performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, contained in all extensions, renewals, amendments, restatements and other modifications of the Original Credit Agreement (with the Original Credit Agreement, as so extended, renewed, amended, restated, substituted and/or otherwise modified being collectively referred to herein as the "Credit Agreement").

     2.2  FUTURE ADVANCES.  This Mortgage is given for the purpose of securing,
          ---------------
among other things, loan advances which the Mortgagee may make to or for Mortgagor pursuant and subject to the terms and provisions of the Credit Agreement. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is delivered to the Recorder of Deeds, Will County, Illinois, whether made pursuant to an obligation of Mortgagee or otherwise, provided that such advances are within twenty (20) years from the date hereof and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof and although there may be no indebtedness outstanding at the time any advance is made. Such loan advances may or may not be evidenced by notes executed pursuant to the Credit Agreement.

     2.3  OBLIGATIONS.  The term "obligation" is used herein in its broadest and
          -----------
most comprehensive sense and shall be deemed to include, without limitation, all protective advances and all sums advanced to protect the Property or the lien of this Mortgage or otherwise disbursed or incurred under the terms of the Loan Documents (as defined in the Credit Agreement), together with all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of said obligations. The principal portion of the Secured Obligations shall not exceed an aggregate amount, at any one time outstanding, of Two Hundred Million Dollars ($200,000,000); provided that the foregoing limitation shall apply only to the lien upon the Real Property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee under the provisions of: (i) this Mortgage; (ii) the Credit Agreement; or (iii) any other security agreement at any time executed by Mortgagor.

     2.4  INCORPORATION.  All terms of the Secured Obligations and the documents
          -------------
evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property (which is defined by Article 4 below), or any portion thereof, shall be deemed to have notice of the terms of the Secured Obligations, which terms include without limitation, provisions which: (i) provide that the rate of interest on one or more Secured Obligations may vary from time to time; and (ii) permit borrowing, repayment and reborrowing.

                 ARTICLE 3. ASSIGNMENT OF LEASES AND PAYMENTS

     3.1  ASSIGNMENT.  Mortgagor hereby irrevocably assigns to Mortgagee all of
          ----------
Mortgagor's right, title and interest in, to and under: (a) the Real Property Leases and, to the extent not included within the Real Property Leases, all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements now or hereafter relating to any of the Vessels and all renewals, extensions, amendments, restatements and other modifications thereof (all of which are collectively referred to herein as the "Leases"); and (b) the Rents and, to the extent not included within the Rents, all present and future rents, issues, products, earnings, revenues, payments, profits, royalties and other proceeds and income of the Vessels and of any activities conducted thereon (all of which are collectively referred to herein as the "Payments"). This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Real Property or the Vessels, and without the commencement of a foreclosure action or the appointment of a receiver or the institution of any legal proceeding of any kind whatsoever. Furthermore, upon any Default (as defined by Article 6 below), Mortgagee shall be entitled to receive pursuant to the foregoing assignment, and Mortgagor shall be obligated to deliver to Mortgagee or its designee (including any receiver), any and all Payments collected by Mortgagor which remain in the possession or control of Mortgagor, whether or not commingled with other funds of Mortgagor, and whether collected by Mortgagor before or after the occurrence of the Default.

     3.2  GRANT OF LICENSE.  Mortgagee confers upon Mortgagor a license
          ----------------
("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to Article 6 below, without notice and without taking possession of the Real Property or of the Vessels. Mortgagor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Mortgagor hereby relieves the lessees from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee.

     3.3  EFFECT OF ASSIGNMENT.  The foregoing irrevocable assign ment shall not
          --------------------
cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Real Property, or the Vessels, or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Real Property, or the Vessels, by the lessees under any of the Leases or any other parties; (d) responsible or liable for any dangerous or defective condition of the Real Property or the Vessels; or (e) responsible or liable for any negligence in the management, upkeep, repair or control of the Real Property or the Vessels resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (i) the exercise or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (ii) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under any of the Leases.

     3.4  REPRESENTATIONS AND WARRANTIES.  Mortgagor represents and warrants
          ------------------------------
that: (a) to Mortgagor's knowledge, all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach, default or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (b) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (c) none of the Mortgagor's interests under any of the Leases has been transferred or assigned.

     3.5  COVENANTS.  Mortgagor covenants and agrees at Mortgagor's sole cost
          ---------
and expense to: (a) perform the lessor's obligations contained in the Leases and enforce by all available remedies performance by the lessees of the obligations of the lessees contained in the Leases; and (b) execute and record (or cause to be executed and recorded) such additional assignments of any Lease or specific subordinations of any Lease to this Mortgage, in form and substance acceptable to Mortgagee, as Mortgagee may reasonably request. Mortgagor shall not, without Mortgagee's prior written consent or as otherwise permitted by any provision of the Credit Agreement: (i) execute any other assignment relating to any of the Leases; or (ii) subordinate or agree to subordinate any of the Leases to pay other mortgage or encumbrance. Any such action in violation of this
Section 3.5 shall be null and void.

                         ARTICLE 4. SECURITY AGREEMENT
                              AND FIXTURE FILING

     4.1  SECURITY INTEREST.  Mortgagor hereby grants and assigns to Mortgagee a
          -----------------
security interest, to secure payment and performance of all of the Secured Obligations in, and to, all right, title and interest of Mortgagor which is now owned or hereafter acquired in or to any of the following described personal property (collectively, the "Personal Property"):

          (a) All present and future chattels, furniture, furnishings, equipment, fixtures, building materials, building contents and building components, all of every kind and nature, and other tangible personal property:
(i) which is used in connection with, situate in or on, affixed to, or incorporated into any portion of the Real Property; (ii) which is used in connection with, situate in or on, affixed to, or incorporated into, any building, structure or other improvement that is now or that may be hereafter constructed on or under the Real Property; (iii) which is used in connection with, placed on, or incorporated into any of the Vessels which are referred to below; and/or (iv) in which Mortgagor otherwise has or acquires an interest; all including, without limitation: (aa) all lumber, bricks, cement, masonry, steel, doors, windows, fasteners, nails, bolts, scaffolding, tools, construction supplies, construction tools and equipment and all other building materials, supplies and equipment of any kind or nature; (bb) all air conditioning, heating, electrical, lighting, fire fighting and fire prevention, plumbing, food and beverage preparation, laundry, security, sound, signaling, telephone, television, entertainment stage, window washing, irrigation, storage, shop, landscaping, signage and other equipment and fixtures, of whatever kind or nature, consisting of, without limitation, air conditioners, compressors, fans, duct work, thermostats, furnaces, boilers, radiators, burners, wiring, conduits, cables, generators, transformers, switching gear, lighting fixtures, sprinkler systems and other fire extinguishing equipment, fire alarms and other fire detection equipment, piping, pumps, valves, sinks, toilets, tubs, motors, carts, elevators and other lifts, ovens, refrigerators, dishwashers and dishwashing equipment, fabric washing and drying equipment, lock and key systems, surveillance and entry detection systems, speakers, intercoms and public address systems, hardware, shelving, maintenance and repair equipment and all other similar items; (cc) all furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items including, without limitation, casino, guest room, bathroom, lobby, bar, restaurant, storage, retail, meeting, convention, leisure, recreation, office, administrative and other furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items; (dd) all hotel equipment and supplies, including without limitation, televisions, radios, telephones, linen, bedding, amenities, carts, recreational equipment, leisure equipment and all other equipment and supplies utilized in the occupation or renting of hotel guest rooms and public areas; (ee) all bar and restaurant equipment and supplies, including, without limitation, kitchen and bar appliances, pots, pans, plates, dishes, cups, glasses, serving utensils, cooking utensils and all other equipment and supplies used in the operation of bars and/or restaurants; (ff) all casino equipment and supplies including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, Gaming Devices and Related Equipment as defined in The Riverboat Gambling Act 230 ILCS 10/1 et. Seq. and all other equipment and supplies utilized in operation of a casino; (gg) all cabaret, stage and entertainment equipment and supplies including, without limitation, stage equipment, sets, spotlights, sound equipment, musical instruments and other equipment and supplies utilized in the operation of stage and cabaret shows and other entertainment productions; (hh) all office and administrative equipment and supplies including, without limitation, office appliances, filing cabinets, computers, peripheral computer equipment and other data processing and storage equipment, stationery and other office supply items, and other office and administrative equipment and supplies;
(ii) all indoor and outdoor pool and recreational equipment and supplies; (jj) all tools and other maintenance and repair equipment; (kk) all landscaping equipment and supplies; and (ll) all equipment and supplies utilized in connection with any other activity engaged in by Mortgagor;

          (b) The following vessels (collectively, the "Vessels"): (i) that certain casino vessel named "Empress" which is designated by U.S. Coast Guard Official Number 984286 and which is currently afloat on the Des Plaines River at Joliet, Illinois ("Empress"); (ii) that certain casino vessel named "Empress II" which is designated by U.S. Coast Guard Official Number 998517 and which is also currently afloat on the Des Plaines River at Joliet, Illinois ("Empress II"); and (iii) any vessels which are hereafter substituted for Empress or Empress II and all other boats, barges and other vessels which are now owned or hereafter acquired, regardless of whether afloat or placed on dry land; all together with any and all present and future engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances to any of the Vessels whether now or hereafter acquired, and whether on board or not on board, all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit from any of the Vessels; and all log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to any of the Vessels;

          (c) All present and future supplies, inventory and merchandise which is used in connection with, or in the conduct of, the business of Mortgagor or in which Mortgagor has or acquires an interest, including, without limitation: (i) all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing; (ii) all food stuffs, beverages, prepared food and other similar items; and (iii) all hotel amenities, cleaning supplies, office supplies, consumables and similar items;

          (d) All present and future goods, which are not otherwise set forth herein, and which are used in connection with, or in the conduct of, the business of Mortgagor or in which Mortgagor has or acquires an interest;

          (e) All present and future accounts, accounts receivable, rentals, deposits, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies and notes and drafts which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest, however created or arising;

          (f) All present and future contracts, or agreements and all other present and future general intangibles which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest, including, without limitation: (aa) all leases and purchase contracts for equipment, furniture and/or fixtures of any kind and character relating to the Real Property, the Vessels and/or the businesses conducted thereon; and (bb) all goodwill, choses in action, trade secrets, customer lists, trademarks, trade names and service marks, patents, copyrights, technology, processes, and proprietary information which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest (including, without limitation, the trade names of "Empress", "Empress Casino", "Empress River Casino" and/or any derivation thereof including any and all state and federal registrations thereof);

          (g) All present and future deposit accounts which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest including, without limitation, any demand, time, savings, passbook or like account maintained with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Mortgagor, whether or not deposited in any such deposit account;

          (h) All present and future revenues, receipts, payments and income of any nature whatsoever, in which Mortgagor now owns or hereafter acquires an interest, regardless of whether such items are derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos or any other facilities on the Real Property and/or any of the Vessels and regardless of whether such items are derived from any other source;

          (i) All present and future books and records which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor, has or acquires an interest including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the business of Mortgagor, all receptacles and containers for such records, and all files and correspondence;

          (j) Other than with respect to Unrestricted Subsidiaries, all present and future investment property, stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

          (k) All right, title and interest of Mortgagor in and to all leases, licenses, concessions, or similar agreements whether or not specifically herein described which now or may hereafter pertain to the Real Property and/or any of the Vessels and all amendments to the same, including, but not limited to the following: (aa) all payments due and to become due under such agreements, whether as rent, damages, insurance payments, condemnation awards, or otherwise;
(bb) all claims, rights, powers, privileges and remedies under such agreements; and (cc) all rights of the Mortgagor under such leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of Mortgagor or otherwise, to demand and receive, enforce, collect, or receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims or to take any action which Mortgagee may deem necessary or advisable in connection therewith;

          (l) All plans, specifications, soil reports, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the construction, planning, operation or maintenance of the Real

Property and/or any of the Vessels, together with all amendments and modifications thereof;

          (m)  The Water Rights;

          (n) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

          (o) All rights, remedies, powers and/or privileges of Mortgagor with respect to any of the foregoing; and

          (p) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

     SUBJECT, HOWEVER, to the following:

          (i) the right of Mortgagor to sell or otherwise dispose of Personal Property in the ordinary course of business, free and clear of the lien hereof, provided, and to the extent, that such sale or other disposition is permitted under the terms of the Credit Agreement; and

          (ii) as to the fixtures and equipment covered hereby, the leases and/or purchase money security interests pursuant to which Mortgagor has acquired an interest in such fixtures and equipment provided, and to the extent, that such leases and/or purchase money security interests are permitted under the terms of the Credit Agreement.

     The Real Property and the Personal Property described hereinabove are hereinafter collectively referred to as the "Property". The parties intend for this Mortgage to create a lien on and security interest in the Property, and, as provided in Article 3 hereof entitled Assignment of Leases and Payments, an absolute assignment of the Leases and Payments, all in favor of Mortgagee. To the extent any of said Property, Leases and Payments are not encumbered by a perfected lien or security interest created above, and are not absolutely assigned by the assignment set forth in Article 3 above, it is the intention of the parties that such Property, Leases and/or Payments shall constitute "proceeds, product, offspring, rents or profits" (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented) of the Property and/or "fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in . . . lodging properties," as applicable (as such terms are defined in and for the purpose of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented).

     4.2  FIXTURE FILING.  As to all of the above described Personal Property
          --------------
which is or which hereafter becomes a "fixture" under applicable law, this Mortgage constitutes a fixture filing under the Illinois Uniform Commercial Code, as amended or recodified from time to time ("UCC").

     4.3  REPRESENTATIONS AND WARRANTIES.  Mortgagor represents and warrants
          ------------------------------
that (subject to the ECJC Permitted Encumbrances): (a) Mortgagor has good title to the Personal Property; and (b) Mortgagor has not previously assigned or encumbered the Personal Property, and no financing statement covering any of the Personal Property has been delivered to any other person or entity.

     4.4  RIGHTS OF MORTGAGEE.  In addition to Mortgagee's rights as a "Secured
          -------------------
Party" under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice (except as provided below) and at the expense of Mortgagor: (a) give notice to any person of Mortgagee's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Personal Property or any rights or interests of Mortgagee therein; and (c) inspect the Personal Property at reasonable times and upon reasonable prior notice. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC, or other applicable law.

     4.5  RIGHTS OF MORTGAGEE ON DEFAULT.  Upon the occurrence of a Default
          ------------------------------
under this Mortgage, then in addition to all of Mortgagee's rights as a "Secured Party" under the UCC or otherwise at law:

          (a) Mortgagee may (i) upon written notice, require Mortgagor to assemble any or all of the Personal Property and make it available to Mortgagee at the Real Property; (ii) without prior notice (except as otherwise required by applicable law), enter upon the Property or other place where any of the Personal Property may be located and take possession of, and/or collect any or all of the Personal Property, and store the same at locations acceptable to Mortgagee at Mortgagor's expense; and/or
               (iii) upon ten (10) days' prior written notice to Mortgagor (except with respect to Personal Property which is perishable, which threatens to decline speedily in value, or which is of a type customarily sold on a recognized market, in which case no such notice shall be required) sell, assign, or otherwise dispose of, and deliver, at any place or in any lawful manner, all or any part of the Personal Property and bid and become purchaser at any such sales; and

          (b) Mortgagee may, for the account of Mortgagor and at Mortgagor's expense: (i) upon ten (10) days' prior written notice to Mortgagor, operate, use, consume, sell or dispose of the Personal Property as Mortgagee reasonably deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) upon ten (10) days' prior written notice to Mortgagor, enter into any agreement, compromise, or settlement, including insurance claims, which Mortgagee may reasonably deem desirable or proper with respect to any of the Personal Property; (iii) endorse, collect and receive any right to payment of money owing to Mortgagor under or from the Personal Property; and (iv) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of any or all of the Personal Property.

     4.6  POWER OF ATTORNEY.  Mortgagor hereby irrevocably appoints Mortgagee as
          -----------------
Mortgagor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Mortgagee may, without the obligation to do so, in Mortgagee's name, or in the name of Mortgagor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee's security interests and rights in or to any of the Personal Property, and, upon a Default hereunder, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall be accountable
--------  -------
only for such funds as are actually received by Mortgagee.

                  ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

     5.1  CERTAIN REPRESENTATIONS AND WARRANTIES OF MORTGAGOR.  Mortgagor
          ---------------------------------------------------
represents, warrants and covenants that:

          (a) This Mortgage creates a first priority mortgage lien and/or, to the extent applicable, a first priority security interest on the Land and all of the Property which is in addition to the Land, subject only to ECJC Permitted Encumbrances (as defined in the Credit Agreement); and

          (b) Neither Mortgagor, nor any Affiliate thereof (as defined in the Credit Agreement), has any interest in any real property, not encumbered hereby, which is utilized in any material manner in connection with the use and/or operation of the Real

Property or any of the Vessels, or which is necessary and required for the use and operation of said Real Property and/or Vessels.

     5.2  PAYMENT OF SECURED OBLIGATIONS.  Mortgagor shall pay when due, or
          ------------------------------
cause to be paid when due: (i) the principal of, and interest on, the indebtedness evidenced by the Notes; (ii) all charges, fees and other sums as provided in the Loan Documents (as defined in the Credit Agreement) including, without limitation, all reasonable costs, fees and expenses of this mortgage incurred by Mortgagee in connection with any Default; (iii) the principal of, and interest on, any future advances secured by this Mortgage; and (iv) the principal of, and interest on, any other indebtedness secured by this Mortgage.

     5.3  COMPLIANCE WITH LAWS.  Mortgagor shall comply in all material respects
          --------------------
with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities (as defined in the Credit Agreement), and with all recorded covenants and restrictions affecting the Real Property and/or Vessels.

     5.4  MAINTENANCE OF PROPERTY.  Except to the extent that any of the
          -----------------------
following would be prohibited under, or would constitute a violation of, the terms and conditions of the Credit Agreement, Mortgagor agrees: (a) to properly care for and keep said Property in good condition and repair; (b) not to remove, demolish or substantially alter any of the Vessels or any material building on the Real Property, except upon the prior written consent of Mortgagee; (c) to complete promptly and in a good and workmanlike manner any building or other improvement which may be constructed on the Real Property, and to pay when due all claims for labor performed and materials furnished therefor (subject to Mortgagor's right to contest the validity or amount of mechanic's and/or materialman's liens in accordance with Section 5.04 of the Credit Agreement);
(d) not to commit or permit any waste or deterioration of the Property (ordinary wear and tear, casualty and condemnation excepted); (e) not to commit, suffer or permit any act to be done, or condition to exist, in or upon said Property in material violation of any law, covenant, condition or restriction now, or hereafter, affecting said Property (including any which require alteration or improvement thereof); (f) to keep and maintain all grounds, sidewalks, roads, parking and landscaped areas situate on the Property in good and neat order and repair; (g) not to drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Property or any part thereof; (h) not to apply for, willingly suffer or permit any subdivision, change in zoning, change in land use regulation, or inclusion within a general improvement district or similar assessment mechanism, with regard to any portion of the Real Property without the prior written consent of Mortgagee; and (i) except as otherwise permitted in the Credit Agreement, to do all other acts, in a timely and proper manner, which, from the character or use of the Property, may be reasonably necessary to maintain and preserve its value, the specific enumerations herein not excluding the general.

     5.5  INSURANCE.  During the continuance of this mortgage, Mortgagor shall
          ---------
obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Bank Facilities, at its own cost and expense, and shall deposit with Mortgagee, Certificates of Insurance, each in a form and substance, and at such times, as is required under Section 5.09 of the Credit Agreement (collectively, the "Insurance Coverage"). All monies received from "All Risk" insurance policies (including flood and earthquake policies) covering any of the Property shall be: (i) paid directly to Mortgagee and retained by Mortgagee or released to Mortgagor by Mortgagee; or (ii) paid directly to Mortgagor; all in accordance with Section 8.02 of the Credit Agreement. Nothing in this Mortgage shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property, as herein provided, regardless of whether or not insurance proceeds are available for restoration, whether or not any such proceeds are sufficient in amount, or whether or not the Property can be restored to the same condition and character as existed prior to such damage or destruction. Without limitation of any other right or remedy which Mortgagee may have hereunder, under the Credit Agreement, or under any other Loan Document, it is specifically provided that if Mortgagor fails to provide evidence of the Insurance Coverage for a period of ten(10) days following written notice from Mortgagee to Mortgager specifying such failure, Mortgagee may purchase the Insurance Coverage not obtained by Mortgager at Mortgagor's expense (the "Mortgagee Insurance") to protect Mortgagee's interests in the Property. The Mortgagee Insurance may, but need not, protect Mortgagor's interests. The coverage that Mortgagee purchases may, or may not, pay any claim that Mortgagor makes or any claim that is made against Mortgagor in connection with the Property. Mortgagor may later cancel any Mortgagee Insurance, but only after providing Mortgagee with evidence that Mortgagor has obtained the insurance as required by the Credit Agreement. Mortgagor will be responsible for the costs of all Mortgagee Insurance, including interest and any other charges Mortgagee may impose in connection with the placement of the Mortgagee Insurance, until the effective date of the cancellation or expiration of the Mortgagee Insurance. The costs of the Mortgagee Insurance may be added to the existing balance of the Secured Obligations. The costs of the Mortgagee Insurance may be more than the cost of the insurance Mortgagor is able to obtain on its own. All monies received from Mortgagee Insurance shall be: (i) paid directly to Mortgagee and retained by Mortgagee or released to Mortgagor by Mortgagee; or (ii) paid directly to Mortgagor; all in accordance with Section
8.02 of the Credit Agreement.

     5.6  TAXES AND ASSESSMENTS.  Mortgagor shall pay all taxes, assessments and
          ---------------------
other governmental charges or levies affecting said Property, or any part thereof, in the manner required by the Credit Agreement except such taxes, assessments and other governmental levies as are being contested in good faith in the manner provided by Section 4.07 or Section 5.10 of the Credit Agreement.

     5.7  LIEN CLAIMS.  If any mechanic's lien or materialman's lien shall be
          -----------
recorded, filed or suffered to exist against the Property or any interest therein by reason of any work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with any work of improvement upon the Property, said lien or claim shall be paid, released or otherwise discharged of record to the extent required by, and in accordance with, Section 5.04 of the Credit Agreement.

     5.8  EASEMENTS.  If an easement or other incorporeal right (collectively,
          ---------
an "Easement") constitutes any portion of the Real Property, Mortgagor shall not amend, change, terminate or modify such Easement, or any right thereto or interest therein, without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole discretion, and any such amendment, change, termination or modification without such prior written consent shall be deemed void and of no force or effect. Mortgagor agrees to perform all obligations and agreements with respect to said Easement and shall not take any action or omit to take any action which would effect or permit the termination thereof. Upon receipt of notice, or otherwise becoming aware, of any default or purported default under any Easement, by any party thereto, Mortgagor shall promptly notify Mortgagee in writing of such default or purported default and shall deliver to Mortgagee copies of all notices, demands, complaints or other communications received or given by Mortgagor with respect to any such default or purported default.

     5.9  PERFORMANCE BY MORTGAGEE.  Should Mortgagor fail to make any payment
          ------------------------
or perform any act which would have Material Adverse Effect, then Mortgagee, at its election, upon giving reasonable notice to Mortgagor, and without releasing Mortgagor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its discretion, it may deem necessary therefor. All sums incurred or expended by Mortgagee, under the terms hereof, shall become due and payable by Mortgagor to Mortgagee, on the next interest or instalment payment date under any of the promissory notes secured hereby and shall bear interest until paid at an annual percentage rate equal to the Default Rate expressed in the Credit Agreement. In no event shall such payment or performance of any such act by Mortgagee be construed as a waiver of the default occasioned by Mortgagor's failure to make such payment(s) or perform such act(s).

     5.10 ACTIONS AFFECTING PROPERTY.  Mortgagor promises and agrees that
          --------------------------
if, during the existence of this Mortgage, there shall be commenced or pending any suit or action affecting said Property, or any part thereof, or the title thereto, or if any adverse claim for or against said Property, or any part thereof, be made or asserted, it will appear in and defend any such matter purporting to affect the security of this Mortgage and will pay all costs and damages arising because of such action.

     5.11 EMINENT DOMAIN.  Any award of damages in connection with any
          --------------
condemnation or similar actions in regard to said Property, or any part thereof, shall be: (i) paid directly to Mortgagee and shall be retained by Mortgagee or released to Mortgagor by Mortgagee; or (ii) paid directly to Mortgagor; all in accordance with Section 8.02 of the Credit Agreement.

     5.12 SUBROGATION.  To the extent that any sums advanced by Mortgagee are
          -----------
used to pay any outstanding lien, charge or prior encumbrance against the Property, such sums shall be deemed to have been advanced by Mortgagee at the request of Mortgagor and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, regardless of whether said liens, charges or encumbrances are released.

     5.13 DUE ON SALE.  If Mortgagor shall be voluntarily, or involuntarily,
          -----------
divested of title or possession of any Property, by merger or otherwise, or shall lease, sell, convey, further encumber or in any other manner voluntarily or involuntarily alienate any of its interest in any of the Property, or shall enter into an agreement to do any of the foregoing, other than as permitted herein, or in the Credit Agreement, any indebtedness or obligation secured hereby, irrespective of the maturity dates expressed in any notes evidencing the same, shall at the option of Mortgagee, and upon the giving of any notice which may be required under the Credit Agreement, immediately become due and payable.

     5.14 PARTIAL OR LATE PAYMENT.  By accepting payment of any sum secured
          -----------------------
hereby after its due date, Mortgagee does not waive its right either to require prompt payment, when due, of all other sums so secured or to declare default, as herein provided, for failure to so pay.

     5.15 RIGHT OF MORTGAGEE TO APPEAR.  If, during the existence of this
          ----------------------------
Mortgage, there be commenced or pending any suit or action affecting the Property, or any part thereof, or the title thereto, or if any adverse claim for or against the Property, or any part thereof, be made or asserted, Mortgagee (unless such suit, action or claim is being contested in good faith by Mortgagor and Mortgagor shall have established and maintained adequate reserves in accordance with generally accepted accounting principles for the full payment and satisfaction of such suit or action if determined adversely to Mortgagor), may appear or intervene in the suit or action and retain counsel therein and defend same, or otherwise take such action therein as they may be advised, and may settle or compromise same or the adverse claim; and in that behalf and for any of the purposes may pay and expend such sums of money as the Mortgagee may deem to be necessary and Mortgagor shall reimburse Mortgagee for such sums expended, together with accrued interest thereon, at the Default Rate which is defined in the Credit Agreement.

     5.16 EXCULPATION; INDEMNIFICATION.
          ----------------------------

          (a) Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage (unless the loss is caused by the gross negligence or willful misconduct of Mortgagee); (ii) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Real Property or under this Mortgage; or (iii) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property, or any portion thereof, after a Default or from any other act or omission of Mortgagee in managing the Property after a Default (unless the loss is caused by the gross negligence or willful misconduct of Mortgagee) and no such liability shall be asserted against or imposed upon Mortgagee, and all such liability is hereby expressly waived and released by Mortgagor. It is agreed by Mortgagor that the liability waived and released by Mortgagor pursuant to the preceding sentence shall include any liability arising from or caused by the sole, joint, active, or passive, concurrent or contributing, negligence or fault of Mortgagee or its agents, and even though such liability is based upon the strict liability of Mortgagee or its agents.

          (b) Mortgagor agrees to and does hereby jointly and severally indemnify, protect, defend and save harmless Mortgagee and each of the Banks and their respective directors, trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any investigations, suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Mortgage, any of the Property, or Mortgagee's exercise or enforcement of any rights or remedies which it may have hereunder; provided, however, Mortgagor shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or wilful misconduct of such Indemnified Party, or (b) the breach of this Mortgage or any other

Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by such Indemnified Party (other than those breaches of laws arising from any Borrower's default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Mortgagor, Mortgagee shall promptly notify Mortgagor in writing, and Mortgagor shall assume the defense thereof, including the employment of counsel selected by Mortgagor and reasonably satisfactory to Mortgagee, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Mortgagor, the applicable Indemnified Party shall have the right to employ, at the expense of Mortgagor, separate counsel in any such action and to participate in the defense thereof. Mortgagor shall not be liable for any settlement of any such action effected without their consent, but if settled with Mortgagor's consent, or if there be a final judgment for the claimant in any such action, Mortgagor agrees to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. In the event that any Person is adjudged by a court of competent jurisdiction not to have been entitled to indemnification under this
Section 5.16, it shall repay all amounts with respect to which it has been so adjudged. If and to the extent that the indemnification provisions contained in this Section 5.16 are unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The provisions of this
Section 5.16 shall survive the termination of this Mortgage and the repayment of the Secured Obligations.

     5.17 RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY.  Without
          -----------------------------------------------------------
notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Mortgagee may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Property and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Mortgage upon the Property.

     5.18 RIGHT OF INSPECTION.  Mortgagee, its agents and employees, may enter
          -------------------
the Real Property at any reasonable time, upon reasonable advance notice, for the purpose of inspecting the Real Property and ascertaining Mortgagor's compliance with the terms hereof.

                         ARTICLE 6. DEFAULT PROVISIONS

     6.1  DEFAULT.  For all purposes hereof, the term "Default" shall mean the
          -------
existence of any Event of Default as defined by Section 7.01 of the Credit Agreement.

     6.2  RIGHTS AND REMEDIES.  At any time after Default, Mortgagee shall have
          -------------------
all the following rights and remedies (in addition to (and without limiting) any rights and remedies that are available hereunder, or under applicable law):

          (a) With or without notice, to declare all Secured Obligations immediately due and payable;

          (b) With or without notice, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Mortgagor and, in connection therewith, to enter upon the Real Property and do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under the Loan Documents; and (v) to employ counsel, accountants, contractors and other appropriate persons;

          (c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations;

          (d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Real Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Mortgagor hereby consents to such appointment;

          (e) To enter upon, possess, manage and operate the Real Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Real Property, to make, terminate, enforce or modify Leases of the Real Property upon such terms and conditions as Mortgagee deems proper, to make repairs, alterations and improvements to the Real Property as necessary, in Mortgagee's sole judgment, all to protect or enhance the security hereof;

          (f) To execute a written notice of such Default and of its election to cause the Real Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Mortgagee shall give, post and record such notices as Illinois law then requires. When the minimum period of time required after such notices has elapsed, Mortgagee, without notice to or demand upon Mortgagor except as required by law, shall sell the Real Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Mortgagee in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Mortgagor nor any other person or entity other than Mortgagee shall have the right to direct the order in which the Real Property is sold. Subject to requirements and limits imposed by law, Mortgagee may from time to time postpone sale of all or any portion of the Real Property by public announcement at such time and place of sale. Mortgagee shall deliver to the purchaser at such sale a deed conveying the Real Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Mortgagee or Mortgagor may purchase at the sale;

          (g) To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion;

          (h) Upon sale of the Real Property pursuant to the power of sale granted herein or at any judicial or non-judicial foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Real Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Real Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Real Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Real Property prior to resale, costs of resale (e.g. commissions, attorneys' and paralegals' fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Real Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Real Property;
(v) anticipated discounts upon resale of the Real Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (w) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Mortgagee's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Mortgagor and Mortgagee; and (z) Mortgagee's credit bid may be (at Mortgagee's sole and absolute discretion) higher or lower than any appraised value of the Real Property.

               (i) The rights and remedies of Mortgagee upon the occurrence of one or more Defaults (whether such rights and remedies are conferred by statute, by rule of law, by this Mortgage, by any Loan Document, as defined in the Credit Agreement, or otherwise) may be exercised by Mortgagee, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order. The exercise by Mortgagee of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Mortgagee might have unless, and limited to the extent that, Mortgagee shall so elect or so waive by an instrument in writing delivered to Mortgagor. Without limiting the generality of the foregoing, to the extent that this Mortgage covers both Real Property and Personal Property, Mortgagee may, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order:

                    (i) proceed as to both the Real Property and Personal Property in accordance with Mortgagee's rights and remedies in respect of the Real Property; or

                    (ii) proceed as to the Real Property in accordance with Mortgagee's rights and remedies in respect of the Real Property and proceed as to the Personal Property in accordance with Mortgagee's rights and remedies in respect of the Personal Property.

If Mortgagee should elect to proceed as to both the Real Property and Personal Property collateral in accordance with Mortgagee's rights and remedies in respect to the Real Property:

               (i) all, or any portion of, the Real Property and all, or any portion of, the Personal Property may be sold, in the manner and at the time(s) and place(s) provided in this Mortgage, in one lot, or in separate lots consisting of any combination or combinations of Real Property and Personal Property, as the Mortgagee may elect, in the sole discretion of Mortgagee.

               (ii) Mortgagor acknowledges and agrees that a disposition of the Personal Property collateral in accordance with Mortgagee's rights and remedies in respect of Real Property, as hereinabove provided, is a commercially reasonable disposition of said collateral.

If Mortgagee should elect to proceed as to the Personal Property collateral in accordance with Mortgagee's rights and remedies with respect to personal property, Mortgagee shall have all the rights and remedies conferred on a secured party by the UCC.

     6.3  APPLICATION OF PROCEEDS.  All sums received by Mortgagee under Section
          -----------------------                                        -------
6.2 or Section 4.5, shall be applied in payment of the Secured Obligations in
---    -----------
the order set forth by Section 7.03 of the Credit Agreement; provided, however,
                                                             --------  -------
Mortgagee shall have no liability for funds not actually received by Mortgagee.

     6.4  NO CURE OR WAIVER.  Neither Mortgagee's nor any receiver's entry upon
          -----------------
and taking possession of all or any part of the Real Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any breach, Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Mortgagor has cured all other defaults), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

     6.5  PAYMENT OF COSTS, EXPENSES AND ATTORNEY'S AND PARALEGALS' FEES.
          --------------------------------------------------------------
Mortgagor agrees to pay to Mortgagee immediately and upon demand all reasonable costs and expenses incurred by Mortgagee in connection with the exercise of the rights and remedies provided for herein and/or in any of the other Loan Documents (including, without limitation, court costs, appraisal fees and reasonable attorneys' and paralegals' fees, whether incurred in litigation or not, and all whether internal costs, external costs or both) with interest from the date such amounts are demanded hereunder until said sums have been paid, at the Default Rate set forth by the Credit Agreement.

     6.6  POWER TO FILE NOTICES AND CURE DEFAULTS.  Mortgagor hereby irrevocably
          ---------------------------------------
appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or power of sale granted herein, or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Personal Property and any other property or interests securing the payment and the performance of the Secured Obligations, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Mortgagee may perform any obligation of Mortgagor hereunder; provided, however, that: (i) Mortgagee as
                                   --------  -------
such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (ii) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

     7.1  ADDITIONAL PROVISIONS.  The Loan Documents contain or incorporate by
          ---------------------
reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and such further rights and agreements are incorporated herein by this reference.

     7.2  MERGER.  No merger shall occur as a result of Mortgagee's acquiring
          ------
any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing.

     7.3  WAIVER OF MARSHALLING RIGHTS.  Mortgagor, for itself and for all
          ----------------------------
parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property which is now or later may be security for any Secured Obligation ("Other Property") marshaled upon any foreclosure of this Mortgage or on a foreclosure of any Other Property. Mortgagee shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Real Property and any or all of the Personal Property or Other Property as a whole or in separate parcels, in any order that Mortgagee may designate.

     7.4  WAIVER OF RIGHTS OF REDEMPTION AND REINSTATEMENT.  Mortgagor, for
          ------------------------------------------------
itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives any and all rights of redemption and reinstatement under law and under any order or decree of foreclosure of this Mortgage, and all such rights of redemption and reinstatement of Mortgagor and of all other persons, are and shall be deemed to be hereby waived to the full extent permitted by the provisions of the applicable law.

     7.5  EXERCISE OF REMEDIES.  Notwithstanding any of the terms or provisions
          --------------------
contained in this Mortgage (or in any of the other Loan Documents), if at any time after the occurrence of a Default under any of the Loan Documents (but prior to the time (if any) that said Default has been cured to the satisfaction of Mortgagee), Mortgagee has commenced to exercise one or more of its remedies provided for herein (or provided in any of the other Loan Documents or available at law or in equity), Mortgagee will not be precluded from continuing to exercise all of its rights and remedies upon said Default (notwithstanding the fact that Mortgagor may have cured, attempted to cure or be in the process of curing said Default). It is the intention of the parties hereto that (to the extent permitted by law) once Mortgagee has commenced to exercise one or more of its rights or remedies (upon a Default), said Default cannot be cured, unless Mortgagee expressly agrees in writing to accept said cure and to cease the exercise of said rights and remedies.

     7.6  RULES OF CONSTRUCTION.  The term:  (i) "Real Property" means all and
          ---------------------
any part of the Real Property and any interest in the Real Property; (ii) "Personal Property" means all and any part of the Personal Property and any interest in the Personal Property; and (iii) "Property" means all and any part of the Property and any interest in the Property.

     7.7  SUCCESSORS IN INTEREST.  The terms, covenants, and conditions herein
          ----------------------
contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that this section does not
                               --------  -------
waive or modify any restrictions on transfer contained herein or in any of the other Loan Documents.

     7.8  GOVERNING LAW. MORTGAGOR AGREES THAT THIS MORTGAGE, THE CREDIT
          -------------
AGREEMENT, THE NOTES AND ALL OTHER RELATED DOCUMENTS ARE TO BE CONSTRUED, GOVERNED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL

LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     7.9  INCORPORATION.  Exhibit A is incorporated into this Mortgage by this
          -------------   ---------
reference.

     7.10 NOTICES.  All notices, reports, demands, requests and other
          -------
communications authorized or required under this Mortgage to be given to Mortgagor or Mortgagee, shall be given in the manner and to the addresses specified in the Credit Agreement for the giving of notices. Mortgagor shall forward to Mortgagee, without delay, any notices, letters or other communications delivered to the Real Property or to Mortgagor naming Mortgagee, "Lender" or any similar designation as addressee, or which could reasonably be deemed to affect the ability of Mortgagor to perform its obligations to Mortgagee under the Notes, the Credit Agreement or any other Loan Documents.

     7.11 MAXIMUM INDEBTEDNESS; FUTURE ADVANCES.  This Mortgage shall secure not
          -------------------------------------
only existing indebtedness but also such future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage.

     7.12 SEVERABILITY.  If any provision or obligation under this Mortgage
          ------------
shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Mortgage and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of the Mortgage.

     7.13 TIME.  Time is of the essence of each and every term of this Mortgage.
          ----

     7.14 NO INTEREST IN GAMING LICENSE.  The terms of this Mortgage
          -----------------------------
notwithstanding, it is specifically provided that no interest is granted hereunder in, or to, the Gaming License which is granted to Mortgagor by the Illinois Gaming Board (the "Gaming

License") and that the Gaming License is specifically excluded from the Property, as defined herein.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.

     MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT IT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

                                                     "MORTGAGOR"

                                                     EMPRESS CASINO JOLIET
                                                     CORPORATION, an
                                                     Illinois corporation



                                                     By /s/ John Costello
                                                       -------------------------

                                                     Name John Costello
                                                         -----------------------

                                                     Title /s/ VP/CFO
                                                          ----------------------

STATE OF ILLINOIS   )
                    ) ss
COUNTY OF COOK      )

     I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that John Costello, whose name as Vice President - CFO of EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and Official Seal this 30th day of June, 1998.

                              /s/ Joanne Bruen
                              _________________________________
[Seal]                        Notary Public

                              My commission expires: 10/14/00
                                                     ----------

                              Joanne Bruen
                              _________________________________
                              (Printed Name)
                              Notary Public in and for the
                              State of Illinois

     This instrument was prepared by James L. Morgan, Esq., Henderson & Morgan, LLC, 164 Hubbard Way, Suite B, Reno, Nevada 89502; (702) 825-7000.